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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: DECEMBER 14, 2004
                                        -----------------
                        (Date of earliest event reported)


                         TRAVELCENTERS OF AMERICA, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                     333-52442             36-3856519
            --------                     ---------             ----------
(State or Other Jurisdiction of  (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)

24601 Center Ridge Road, Suite 200, Westlake, Ohio              44145-5639
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:   (440) 808-9100
                                                     ----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     References in this Form 8-K to "the Company," "we," "us" and "our" refer to
TravelCenters of America, Inc., a holding company incorporated in Delaware, and its subsidiaries, unless the context otherwise requires.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 14, 2004, we entered into an amendment of our employment agreement with Timothy L. Doane. The amendment sets forth that, effective January 1, 2005, Mr. Doane will serve as the President and Chief Executive Officer of the Company and that his base annual salary will be $400,000. No other terms or provisions of Mr. Doane's previous employment agreement were amended. The Amendment No. 2 to Employment Agreement is attached to this Form 8-K as Exhibit 99.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On December 14, 2004, our Board of Directors appointed Timothy L. Doane, currently the Company's President and Chief Operating Officer, to succeed Edwin P. Kuhn as Chief Executive Officer effective January 1, 2005. Mr. Doane was also appointed a Director of the Company and member of the Executive Committee of the Board of Directors effective December 14, 2004. Mr. Kuhn will continue as Chairman of the Board of Directors and will continue to be employed by us in a non-executive position. Effective January 1, 2005, Mr. Kuhn will no longer be party to an employment agreement with the Company and will not be eligible to receive incentive bonus plan payments for his service after 2004. Incentive stock options previously granted to Mr. Kuhn will continue to vest while Mr. Kuhn continues to be employed by the Company.

         Mr. Doane, who is 47 years of age, was named the Company's President and Chief Operating Officer in July 2003. Mr. Doane served as our Senior Vice President, Marketing since January 2001. Mr. Doane served the Company as Senior Vice President, Market Development since January 1997 and served as a Vice President, Market Development of TA Operating Corporation since 1995. Prior to joining TA Operating Corporation, Mr. Doane spent 15 years with Sohio and BP in a series of positions including Director of Procurement (for all purchases except crude oil), Manager of BP's Procare Automotive Service (a chain of stand-alone automobile repair garages in three Midwestern states), International Brand Manager (in the United Kingdom) and Division Manager in retail marketing.

         In separate transactions during 1997 and 2000, we issued to Mr. Doane, a total of 15,060 shares of our common stock. For the shares purchased in 1997, Mr. Doane received financing from us for one-half of the purchase price of the shares. In connection with the financing, Mr. Doane executed a note in favor of us in the amount of $57,950, and a pledge agreement. Interest accrues on this note at an annual rate of 6.01% compounded semi-annually. Accrued and unpaid interest, together with unpaid principal, if not sooner paid, is due and payable on the earliest of:

     -   the date of cessation of employment of the employee;

     - the date the employee is no longer the owner of the particular management shares; or

     -   the tenth anniversary of the note executed by the executive.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

         99.1 Amendment No. 2 to Employment Agreement with Timothy L. Doane dated December 14, 2004







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FORWARD LOOKING STATEMENTS

         This release and other reports and statements issued or made from time to time include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our future prospects, developments and business strategies. The statements contained in this report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this report to identify forward-looking statements. These forward-looking statements are made based on our expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by forward-looking statements.


                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TRAVELCENTERS OF AMERICA, INC.



                               By:  /s/ James W. George
                                    --------------------------------------------
                                    James W. George,
                                    Executive Vice President,
                                    Chief Financial Officer and Secretary




Date:  December 17, 2004




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